                                                      Registration No. 333-16481


                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D. C. 20549

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                         Post Effective Amendment No. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

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                          THE COLONIAL BANCGROUP, INC.

           (Exact name of Registrant as specified in its charter)

         Delaware                          6711                                      63-0661573
(State of Incorporation)          (Primary Standard Industrial               (I.R.S. Employer Identification No.)
                                  Classification Code Number)

    One Commerce Street, Suite 800                                                   (334) 240-5000
      Montgomery, Alabama 36104                                                      (Telephone No.)
(Address of principal executive offices)

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                              W. Flake Oakley, IV
                                   Secretary
                              Post Office Box 1108
                           Montgomery, Alabama 36102
                    (Name and address of agent for service)

                                   Copies to:

                           Michael D. Waters, Esquire
                        Miller, Hamilton, Snider & Odom
                         One Commerce Street, Suite 802
                           Montgomery, Alabama 36104

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ( )

     The Colonial BancGroup, Inc. ("BancGroup") registered 2,492,919 shares of its Common Stock on Form S-4, registration no. 333-16481, pursuant to the acquisition of Jefferson Bancorp, Inc., ("Jefferson"), a Florida corporation, including shares of BancGroup Common Stock to be issued pursuant to the exercise of options of Jefferson following the merger. A total of 1,927,476 shares were issued in the merger on January 3, 1997 and 47,218 shares will be issued upon the exercise of options of Jefferson following the merger. Pursuant to the undertaking given by BancGroup in such registration statement in accordance with Regulation S-K, item 512(a)(3), BancGroup hereby removes 518,225 shares from registration, which represents the number of shares registered less the number of shares issued in the merger and the number of shares reserved to be issued pursuant to Jefferson options.

         BancGroup will file a post effective amendment no. 2 on Form S-8 to this registration statement respecting the issuance of 47,218 shares of BancGroup Common Stock pursuant to Jefferson options assumed in the merger and registered on this Form S-4 registration statement.



                                   SIGNATURE


     Pursuant to Regulation S-K, item 512(a)(3) and SEC Rule 478(a)(4), the undersigned registrant hereby executes this post effective amendment to its registration statement on Form S-4 to remove from registration certain shares not issued and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, Alabama, on the 17th day of January, 1997.

                                    THE COLONIAL BANCGROUP, INC.



                                    By:      /s/ W. Flake Oakley, IV
                                             -----------------------
                                             W. Flake Oakley, IV
                                             Chief Financial Officer and
                                             Duly authorized agent for
                                             service